Floor & Decor Holdings, Inc. Announces Third Quarter Fiscal 2023 Financial Results
Net sales of $1,107.8 million increased 0.9% from the third quarter of fiscal 2022
Comparable store sales decreased 9.3%
Diluted earnings per share of $0.61
Opened five new warehouse stores
ATLANTA--(BUSINESS WIRE)--November 2, 2023--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the third quarter of fiscal 2023, which ended September 28, 2023.
Tom Taylor, Chief Executive Officer, stated, “Amidst the continuing economic challenges posed by rising mortgage interest rates, near-record-low existing home sales, ongoing pressure on housing affordability, and slowing sales of large ticket discretionary products, we are pleased to deliver third-quarter diluted earnings per share of $0.61. Our fiscal 2023 third-quarter results are a testament to our company’s agility and unwavering commitment to executing our key growth and customer engagement strategies at an exceptional level. We remain focused on continuing to grow our market share by capitalizing on our everyday low prices and value-driven options, trend-right product assortments, in-stock job lot quantities, and the exceptional customer service provided by our store associates. We believe that our execution and new warehouse store openings will position us for accelerating sales and earnings growth when industry growth returns.”
Mr. Taylor continued, “In the third quarter of fiscal 2023, we opened five new warehouse stores. We continue to open new warehouse stores and intend to open 15 in the fourth quarter of fiscal 2023 toward achieving our 32 new store opening plan for fiscal 2023.”
Please see “Comparable Store Sales” below for information on how the Company calculates period-over-period changes in comparable store sales.
For the Thirteen Weeks Ended September 28, 2023
•Net sales of $1,107.8 million increased 0.9% from $1,097.8 million in the third quarter of fiscal 2022.
•Comparable store sales decreased 9.3%.
•We opened five new warehouse stores and closed one warehouse store, ending the quarter with 207 warehouse stores and five design studios.
•Operating income of $84.8 million decreased 16.6% from $101.7 million in the third quarter of fiscal 2022. Operating margin of 7.7% decreased 160 basis points from the third quarter of fiscal 2022.
•Net income of $65.9 million decreased 13.5% from $76.2 million in the third quarter of fiscal 2022. Diluted earnings per share ("EPS") of $0.61 decreased 14.1% from $0.71 in the third quarter of fiscal 2022.
•Adjusted EBITDA* of $140.9 million decreased 4.7% from $147.9 million in the third quarter of fiscal 2022.
For the Thirty-nine Weeks Ended September 28, 2023
•Net sales of $3,365.8 million increased 4.6% from $3,216.4 million in the same period of fiscal 2022.
•Comparable store sales decreased 6.3%.
•We opened 17 new warehouse stores and closed one warehouse store.
•Operating income of $275.3 million decreased 8.9% from $302.0 million in the same period of fiscal 2022. Operating margin of 8.2% decreased 120 basis points from the same period of fiscal 2022.
•Net income of $208.9 million decreased 8.8% from $229.0 million in the same period of fiscal 2022. Diluted EPS of $1.94 decreased 8.9% from $2.13 in the same period of fiscal 2022.
•Adjusted EBITDA* of $443.4 million increased 2.2% from $434.0 million in the same period of fiscal 2022.
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Outlook for the Fiscal Year Ending December 28, 2023:
•Net sales of approximately $4,345 million to $4,385 million
•Comparable store sales of approximately (8.5)% to (7.8)%
•Diluted EPS of approximately $2.14 to $2.24
•Adjusted EBITDA* of approximately $535 million to $550 million
•Depreciation and amortization expense of approximately $200 million
•Interest expense, net of approximately $11.5 million
•Tax rate of approximately 21.5%
•Diluted weighted average shares outstanding of approximately 108 million shares
•Open 32 new warehouse stores
•Capital expenditures of approximately $550 million to $575 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the third quarter fiscal 2023 financial results is scheduled for today, November 2, 2023, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call is expected to be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13741530. The replay will be available until November 9, 2023.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 207 warehouse-format stores and five design studios across 36 states as of September 28, 2023. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative accessories and wall tile, installation materials, and adjacent categories at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC ("Spartan") subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (which are shown in the reconciliation below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of non-cash stock-based compensation expense and certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the table below.
EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.
EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine EBITDA and Adjusted EBITDA, such as stock-based compensation expense, distribution center relocation expenses, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Our presentation of EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	September 28, 2023		September 29, 2022		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,107,812	100.0%	$1,097,824	100.0%	0.9%
Cost of sales	640,357	57.8	650,349	59.2	(1.5)%
Gross profit	467,455	42.2	447,475	40.8	4.5%
Operating expenses:
Selling and store operating	308,581	27.9	280,735	25.6	9.9%
General and administrative	59,870	5.3	54,697	5.0	9.5%
Pre-opening	14,232	1.3	10,386	0.9	37.0%
Total operating expenses	382,683	34.5	345,818	31.5	10.7%
Operating income	84,772	7.7	101,657	9.3	(16.6)%
Interest expense, net	1,246	0.2	3,032	0.3	(58.9)%
Income before income taxes	83,526	7.5	98,625	9.0	(15.3)%
Income tax expense	17,603	1.5	22,450	2.0	(21.6)%
Net income	$65,923	6.0%	$76,175	6.9%	(13.5)%
Basic weighted average shares outstanding	106,393		105,754
Diluted weighted average shares outstanding	108,002		107,470
Basic earnings per share	$0.62		$0.72		(13.9)%
Diluted earnings per share	$0.61		$0.71		(14.1)%

	Thirty-nine Weeks Ended
	September 28, 2023		September 29, 2022		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$3,365,763	100.0%	$3,216,404	100.0%	4.6%
Cost of sales	1,949,557	57.9	1,924,589	59.8	1.3%
Gross profit	1,416,206	42.1	1,291,815	40.2	9.6%
Operating expenses:
Selling and store operating	923,658	27.4	798,437	24.8	15.7%
General and administrative	185,060	5.5	162,449	5.1	13.9%
Pre-opening	32,226	1.0	28,890	0.9	11.5%
Total operating expenses	1,140,944	33.9	989,776	30.8	15.3%
Operating income	275,262	8.2	302,039	9.4	(8.9)%
Interest expense, net	9,006	0.3	5,866	0.2	53.5%
Income before income taxes	266,256	7.9	296,173	9.2	(10.1)%
Income tax expense	57,357	1.7	67,215	2.1	(14.7)%
Net income	$208,899	6.2%	$228,958	7.1%	(8.8)%
Basic weighted average shares outstanding	106,187		105,565
Diluted weighted average shares outstanding	107,850		107,444
Basic earnings per share	$1.97		$2.17		(9.2)%
Diluted earnings per share	$1.94		$2.13		(8.9)%

Condensed Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of September 28, 2023	As of December 29, 2022
Assets
Current assets:
Cash and cash equivalents	$61,628	$9,794
Income taxes receivable	16,157	7,325
Receivables, net	97,733	94,732
Inventories, net	1,105,450	1,292,336
Prepaid expenses and other current assets	55,134	53,298
Total current assets	1,336,102	1,457,485
Fixed assets, net	1,562,616	1,258,056
Right-of-use assets	1,306,475	1,205,636
Intangible assets, net	154,786	152,353
Goodwill	257,940	255,473
Deferred income tax assets, net	12,446	11,265
Other assets	7,717	10,974
Total long-term assets	3,301,980	2,893,757
Total assets	$4,638,082	$4,351,242
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$2,103	$2,103
Current portion of lease liabilities	125,348	105,693
Trade accounts payable	706,325	590,883
Accrued expenses and other current liabilities	327,224	298,019
Deferred revenue	13,383	10,060
Total current liabilities	1,174,383	1,006,758
Term loan	195,042	195,351
Revolving line of credit	—	210,200
Lease liabilities	1,325,226	1,227,507
Deferred income tax liabilities, net	46,917	41,520
Other liabilities	11,038	12,730
Total long-term liabilities	1,578,223	1,687,308
Total liabilities	2,752,606	2,694,066
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 28, 2023 and December 29, 2022	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 106,569,892 shares issued and outstanding at September 28, 2023 and 106,150,661 issued and outstanding at December 29, 2022	107	106
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at September 28, 2023 and December 29, 2022	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at September 28, 2023 and December 29, 2022	—	—
Additional paid-in capital	503,594	482,312
Accumulated other comprehensive income, net	2,455	4,337
Retained earnings	1,379,320	1,170,421
Total stockholders’ equity	1,885,476	1,657,176
Total liabilities and stockholders’ equity	$4,638,082	$4,351,242

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-nine Weeks Ended
	September 28, 2023	September 29, 2022
Operating activities
Net income	$208,899	$228,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146,947	112,691
Stock-based compensation expense	20,336	17,229
Deferred income taxes	4,953	1,747
Change in fair value of contingent earn-out liabilities	2,329	1,530
Loss on asset impairments and disposals, net	858	—
Interest cap derivative contracts	85	85
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables, net	2,931	(21,014)
Inventories, net	195,590	(312,288)
Trade accounts payable	109,338	(25,761)
Accrued expenses and other current liabilities	2,950	27,796
Income taxes	(8,912)	(6,360)
Deferred revenue	3,323	1,415
Other, net	9,348	(18,703)
Net cash provided by operating activities	698,975	7,325
Investing activities
Purchases of fixed assets	(413,717)	(322,825)
Acquisitions, net of cash acquired	(17,353)	(1,121)
Proceeds from sales of property	—	4,773
Net cash used in investing activities	(431,070)	(319,173)
Financing activities
Payments on term loan	(1,577)	(1,577)
Borrowings on revolving line of credit	518,900	663,200
Payments on revolving line of credit	(729,100)	(486,800)
Payments of contingent earn-out liabilities	(5,241)	(2,571)
Proceeds from exercise of stock options	7,909	7,100
Proceeds from employee stock purchase plan	5,159	4,379
Debt issuance costs	—	(1,505)
Tax payments for stock-based compensation awards	(12,121)	(2,135)
Net cash (used in) provided by financing activities	(216,071)	180,091
Net increase (decrease) in cash and cash equivalents	51,834	(131,757)
Cash and cash equivalents, beginning of the period	9,794	139,444
Cash and cash equivalents, end of the period	$61,628	$7,687
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$192,906	$148,665
Cash paid for interest, net of capitalized interest	$8,871	$3,437
Cash paid for income taxes, net of refunds	$62,105	$71,800
Fixed assets accrued at the end of the period	$150,111	$118,453

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)
EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	September 28, 2023	September 29, 2022
Net income (GAAP):	$65,923	$76,175
Depreciation and amortization (a)	50,336	39,600
Interest expense, net	1,246	3,032
Income tax expense	17,603	22,450
EBITDA	135,108	141,257
Stock-based compensation expense (b)	5,289	6,360
Other (c)	542	292
Adjusted EBITDA	$140,939	$147,909

	Thirty-nine Weeks Ended
	September 28, 2023	September 29, 2022
Net income (GAAP):	$208,899	$228,958
Depreciation and amortization (a)	145,439	111,237
Interest expense, net	9,006	5,866
Income tax expense	57,357	67,215
EBITDA	420,701	413,276
Stock-based compensation expense (b)	20,336	17,229
Other (c)	2,329	3,478
Adjusted EBITDA	$443,366	$433,983
(a)Excludes amortization of deferred financing costs, which is included as part of interest expense, net in the table above.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and thirty-nine weeks ended September 28, 2023 relate to changes in the fair value of contingent earn-out liabilities. Amounts for the thirteen and thirty-nine weeks ended September 29, 2022 primarily relate to relocation expenses for our Houston distribution center and changes in the fair value of contingent earn-out liabilities.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release and the associated webcast/conference call, including statements regarding the Company’s future operating results and financial position, expectations related to our acquisition of Spartan, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions, including the impact of natural disasters on sales.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release and the associated webcast/conference call are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and spending and the housing market, including as a result of rising inflation or interest rates, (2) demand fluctuations in the housing industry, and demand for our products and services may be adversely affected by unfavorable economic conditions, including rising interest rates, inflation, a decline in disposable income levels and recession fears, (3) an economic recession or depression, (4) global inflationary pressures on raw materials, energy, commodity, transportation, and other costs could cause our vendors to seek further price increases on the products we sell, (5) any disruption in our supply chain, including carrier capacity constraints, port congestion, higher shipping, rail, and trucking prices and other supply chain costs or product shortages, (6) our failure to successfully anticipate consumer preferences and demand, (7), our inability to pass along cost increases at rates consumers are willing to pay, or reduced demand due to pricing increases, (8) our inability to manage our growth, (9) our inability to manage costs and risks relating to new store openings, (10) our inability to find available locations for our stores on terms acceptable to us, (11) demand for our products and services may be adversely affected by unfavorable economic conditions, (12) any disruption in our distribution capabilities, including from difficulties operating our distribution centers, (13) our failure to execute our business strategy effectively and deliver value to our customers, (14) our inability to find, train and retain key personnel, (15) the resignation, incapacitation or death of any key personnel, (16) the inability to staff our stores and distribution centers sufficiently, (17) the effects of weather conditions, natural disasters or other unexpected events, including global health crises, such as the COVID-19 pandemic, may disrupt our operations, (18) our dependence on foreign imports for the products we sell, which may include the impact of tariffs and other duties, (19) geopolitical risks, such as the conflict in the Middle East, the ongoing war in Ukraine, or import restrictions under the Uyghur Forced Labor Prevention Act, that impact our ability to import from foreign suppliers or raise our costs, (20) if the use of “cookie” tracking technologies is further restricted, the amount of internet user information we collect would decrease, which could require additional marketing efforts and harm our business and operating results, (21) violations of laws and regulations applicable to us or our suppliers, (22) our failure to adequately protect against security breaches involving our information technology systems and customer information, (23) suppliers may sell similar or identical products to our competitors, (24) competition from other stores and internet-based competition, (25) impact of acquired companies, including Spartan, (26) our inability to manage our inventory obsolescence, shrinkage and damage, (27) our inability to maintain sufficient levels of cash flow or liquidity to meet growth expectations, (28) our inability to obtain merchandise on a timely basis at prices acceptable to us, (29) restrictions imposed by our indebtedness on our current and future operations, and (30) our variable rate debt subjects us to interest rate risk that could cause our debt service obligations to increase significantly. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 (the “Annual Report”) and elsewhere in the Annual Report, and those described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2023 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com